Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

[●], 2017

CBS Radio Inc.

1271 Avenue of the Americas, Fl. 44

New York, NY 10020

RE:	Registration Statement on Form S-4 and Form S-1
(Reg. No. 333-217279) Filed by CBS Radio Inc.

Ladies and Gentlemen:

We are acting as counsel to CBS Corporation, a Delaware corporation (the “Company”), and are furnishing this opinion letter to the Company in connection with the filing of a Registration Statement on Form S-4 and Form S-1 (Reg. No. 333-217279) (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) by CBS Radio Inc., a Delaware corporation and wholly owned subsidiary of the Company (“CBS Radio”), with the U.S. Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering by the Company of 101,407,494 shares of CBS Radio’s common stock, par value $0.01 per share (the “CBS Radio Common Stock”), to be distributed to shareholders of the Company pursuant to the exchange offer and, if necessary, the pro rata split-off, each as described in the Registration Statement.

[●], 2017

For the purposes of giving the opinion contained herein, we have examined the originals or duplicates or certified and conformed copies of such documents, corporate records and other instruments as we deemed necessary or appropriate for the purposes of this opinion.

In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals, and the legal capacity of all individuals executing any of the foregoing documents.

Based on the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that (1) the shares of Radio Series 1 Common Stock, par value $0.01 per share, and Radio Series 2 Common Stock, par value $0.01 per share, that have been issued prior to the date hereof are duly authorized, validly issued, fully paid and nonassessable and (2) the shares of CBS Radio Common Stock to be issued pursuant to the Agreement and Plan of Merger by and between the Company, CBS Radio, Entercom Communications Corp. and Constitution Merger Sub Corp., dated as of February 2, 2017 and amended as of July 10, 2017, and the Master Separation Agreement, by and between the Company and CBS Radio, dated as of February 2, 2017 and in accordance with the Registration Statement, will be when so issued, duly authorized, validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York and we express no opinion herein as to any law other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the legality of the shares of CBS Radio Common Stock and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In addition, we consent to the reference to Wachtell, Lipton, Rosen & Katz under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinion expressed herein.

Very truly yours,

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